Exhibit 3.2
BYLAWS
OF
BURGER KING HOLDINGS, INC.
A Delaware Corporation
ARTICLE I
OFFICES
          Section 1. Registered Office. The registered office of the corporation in the State of Delaware shall be located at 1209 Orange Street, Wilmington, Delaware 19801, in the County of New Castle. The name of the corporation’s registered agent at such address shall be The Corporation Trust Company. The registered office or registered agent of the corporation may be changed from time to time by action of the board of directors.
          Section 2. Other Offices. The corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.
          Section 3. Books. The books of the corporation may be kept within or without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
          Section 1. Annual Meetings. Annual meetings of the stockholders shall be held each year for the purpose of electing directors and conducting such other proper business as may come before the meeting.
          Section 2. Special Meetings. Special meetings of stockholders may be called for any purpose (including, without limitation, the filling of board vacancies and newly created directorships). Special meetings may be called by a majority of the board of directors, the chairman of the board of directors, or the holders of shares entitled to cast not less than a majority of the votes at the meeting or the holders of fifty percent (50%) of the outstanding shares of any series or class of the corporation’s capital stock.
          Section 3. Time and Place of Meetings. The board of directors shall designate the date, time and place, either within or without the State of Delaware, as the time and place of meeting for any annual meeting or special meeting.

          Section 4. Notice. Written notice, stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. All such notices shall be delivered, either personally or by mail or by a form of electronic transmission consented to by the stockholder to whom the notice is given (which consent is revocable by the stockholder by written notice to the Corporation and shall be deemed revoked in those circumstances set forth in Section 262 of the DGCL).
          Notice shall be deemed given: (1) if by mail, when deposited in the United States mail, postage prepaid, addressed to the stockholder at such stockholder’s address as it appears on the records of the corporation; (2) if by facsimile transmission, when directed to a number at which the stockholder has consented to receive notice; (3) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (4) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; (5) if by any other form of electronic transmission, when directed to the stockholder; and (6) by any other form of permitted notice, when received by the stockholder. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
          Section 5. Stockholders List. A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in the name of each stockholder, shall be open to the examination of any stockholder for a period of at least 10 days prior to the meeting in the manner provided by law The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present as provided by law.
          Section 6. Quorum. Except as otherwise provided by applicable law or by the corporation’s certificate of incorporation, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time in accordance with Section 7 of this Article II, until a quorum shall be present or represented.
          Section 7. Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
          Section 8. Vote Required. When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the act is one upon which by express provisions of an applicable law or the corporation’s certificate of incorporation a different vote is required, in which case such express provision shall govern. Where a separate vote by class is required, the affirmative vote of the majority of shares of such class present in person or represented by proxy at the meeting shall be the act of such class, unless the act is one upon which by express provisions of an applicable law or the corporation’s certificate of incorporation a different vote is required, in which case such express provision shall govern.
          Section 9. Voting Rights. Except as otherwise provided by the DGCL or by the certificate of incorporation of the corporation or any amendments thereto, every stockholder shall at every meeting of stockholders be entitled to one vote in person or by proxy for each share of stock entitled to vote held by such stockholder.
          Section 10. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person to act for such stockholder by proxy. A stockholder may grant a proxy in any manner set forth in Section 212 of the DGCL. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.
          Section 11. Action by Written Consent. Unless otherwise provided in the corporation’s certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders of the corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents, in writing setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any action taken pursuant to such written consent of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof. Any such written consent or consents may be signed by such stockholders in counterparts.
          Section 12. Conduct of Business. The chairman of the board of directors or such person as the chairman of the board of directors shall designate, shall call to order any meeting of the stockholders and act as chairman of the meeting. The chairman of any stockholder meeting shall determine the order of business and the procedure at the meeting, including the manner of voting and the conduct of discussion.
ARTICLE III
DIRECTORS
          Section 1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of the board of directors and the directors shall exercise all of the powers of the corporation, except powers that are conferred upon or reserved to the stockholders by law or by the certificate of incorporation.
          Section 2. Number, Election and Term of Office. The number of directors which shall constitute the board shall be one or more, which number may be increased or decreased from time to time by resolution of the board or the holders of a majority of the shares then entitled to vote at an election of directors. The directors shall be elected by the stockholders by plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. The directors shall be elected at the annual meeting of stockholders for one-year terms, and shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided. Directors need not be stockholders.
          Section 3. Removal and Resignation. Any director or the entire board of directors may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Any director may resign at any time upon written notice to the corporation. Such resignations shall take effect at the time specified therein, and if no time is specified, at the time of its receipt by the secretary. The acceptance of a resignation shall not be necessary to make it effective.
          Section 4. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be only filled by a majority of the holders of shares then entitled to vote at an election of directors. Each director so chosen shall hold office until the earlier of the next annual meeting of stockholders, until a successor is duly elected and qualified or until his or her death, resignation or removal as herein provided.
          Section 5. Meetings and Notice. Regular and special meetings of the board of directors may be held at any time at any location within or without the State of Delaware specified in the notice thereof. Reasonable and sufficient notice of each meeting shall be given to each director. It shall be reasonable and sufficient notice to a director to send notice by first-class mail at least seven days, or by overnight delivery, electronic mail, facsimile or hand delivery at least twenty-four hours before the meeting, addressed to such director at such director’s usual business address. Attendance of a board member at a meeting shall constitute a waiver of notice of such meeting, except when the board member attends for the express purpose of objecting at the beginning of the meeting to the to the transaction of business because the meeting is not lawfully called or convened. A notice of a meeting need not specify the purpose of the meeting.
          Section 6. Special Meetings. Special meetings of the board of directors may be called by the chairman of the board of directors, the chief executive officer, a majority of the directors or by one director in the event there is only a single director in office.
          Section 7. Quorum, Required Vote and Adjournment. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors, except as otherwise provided in the certificate of incorporation or as required by law. If a vote of the board of directors results in a tie, the chairman of the board of directors shall cast the deciding vote.
          Section 8. Committees. The board of directors may, by resolution, designate one or more committees, each committee to consist of one or more of the directors of the corporation. Committee members may be removed at anytime by the chairman of the board of directors or by resolution of the board and may resign from a committee at any time upon written notice to the corporation. Any such committee, to the extent provided in such resolution or these bylaws shall have and may exercise the powers of the board of directors in the management and affairs of the corporation, except as otherwise limited by law. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.
          Section 9. Committee Rules. Each committee of the board of directors shall fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the board of directors designating such committee.
          Section 10. Communications Equipment. Members of the board of directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.
          Section 11. Waiver of Notice and Presumption of Assent. Any member of the board of directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.
          Section 12. Action by Written Consent. Unless otherwise restricted by the corporation’s certificate of incorporation, any action required or permitted to be taken at any meeting of the board of directors, or any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing is filed with the minutes of proceedings of the board or committee. Any such consent may be signed by the directors and counterparts.
          Section 13. Compensation. The directors may be paid such compensation for their services and such reimbursement of expenses for attendance at meetings as the board of directors may from time to time determine. No such payment shall preclude any director from serving the corporation or any of its subsidiaries in any other capacity and receiving compensation for such service.
ARTICLE IV
OFFICERS
          Section 1. Officers. The officers of the corporation shall consist of a chief executive officer, one or more presidents, one or more executive vice presidents, one or more senior vice presidents, one or more vice presidents, a secretary, a treasurer, and such other officers and assistant officers as may be deemed necessary or desirable by the board of directors. Any number of offices may be held by the same person. In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable.
          Section 2. Election and Term of Office. The officers of the corporation shall be elected by the board of directors and each officer shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Vacancies may be filled or new offices created and filled at any time by action of the board of directors.
          Section 3. Removal; Resignation. Any officer may be removed by the board of directors, at any time, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the corporation may resign as such at any time upon written notice to the corporation, and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the corporation.
          Section 4. The Chairman of the Board. The chairman of the board of directors, and any co-chairman, shall be a member of the board and elected by the shareholders and shall preside at all meetings of the board of directors and stockholders.
          Section 5. The Chief Executive Officer. The chief executive officer shall, subject to the powers of the board of directors, have general charge of the business, affairs and property of the corporation, and control over its officers, agents and employees, and ensure that all orders and resolutions of the board of directors are carried into effect. In addition, the chief executive officer shall have such powers and perform such duties as shall be assigned to him or her from time to time by the board of directors.
          Section 6. Presidents; Executive Vice Presidents; Senior Vice Presidents and Vice Presidents. Each president, executive vice president, senior vice president and vice president shall have such powers and perform such duties as shall be assigned to him or her from time to time by the board of directors.
          Section 7. The Secretary and Assistant Secretaries. The secretary shall attend all meetings of the board of directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book to be kept for that purpose. Under the supervision of the chairman of the board of directors, the secretary (i) shall give, or cause to be given, all notices required to be given by these bylaws or by law; (ii) shall have such powers and perform such duties as the board of directors, the chairman of the board of directors or these bylaws may, from time to time, prescribe; and (iii) shall have custody of the corporate seal of the corporation. The secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, the chairman of the board of directors, the chief executive officer or secretary may, from time to time, prescribe.
          Section 8. The Treasurer and Assistant Treasurers. The treasurer shall (i) have the custody of the corporate funds and securities; (ii) keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; (iii) deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the board of directors; (iv) cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; (v) render to the chief executive officer and the board of directors, at its regular meeting or when the board of directors so requires, an account of the corporation; and (vi) have such powers and perform such duties as the board of directors, the chief executive officer or these bylaws may, from time to time, prescribe. If required by the board of directors, the treasurer shall give the corporation a bond in such sums and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of treasurer and for the restoration to the corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the treasurer belonging to the corporation. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. The assistant treasurers shall perform such other duties and have such other powers as the board of directors, the chief executive officer, president or treasurer may, from time to time, prescribe.
          Section 9. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors.
          Section 10. Absence or Disability of Officers. In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the board of directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE V
CAPITAL STOCK
          Section 1. Issuance of Stock. Unless otherwise voted by stockholders and subject to the certificate of incorporation, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any unissued balance of the authorized capital stock of the corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the board of directors in such manner, for such consideration and on such terms as the board of directors shall determine.
          Section 2. Stock Certificates. Every holder of stock in the corporation shall be entitled to have a certificate in such form as may be prescribed by law and by the board of directors, certifying the number of shares owned by such holder in the corporation. Each such certificate shall be signed by (i) the chairman, the chief executive officer, any executive vice president, senior vice president or vice-president and (ii) the secretary or an assistant secretary or the treasurer or an assistant treasurer. Any or all of the signatures on the certificates may be a facsimile.
          Section 3. Lost Certificates. A new certificate of stock may be issued in place of any certificate previously issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The board of directors may, in its discretion and as a condition precedent to the issuance of such new certificate, require the owner of such lost, stolen, or destroyed certificate to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against the corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.
          Section 4. Record Dates. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitlement to receive payment of any dividend or other distribution or allotment of any rights, or entitlement to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day immediately preceding the day on which notice is given, or if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting. The record date for determining stockholders of record for any other purpose shall be the close of business on the day on which the board of directors adopts the resolution relating to such purpose.

          Section 5. Registered Stockholders. Prior to the surrender to the corporation of the certificate for a share of stock with a request to record the transfer of such share, the corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner. The corporation shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof.
ARTICLE VI
GENERAL PROVISIONS
          Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors out of funds legally available therefore, at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum as the directors from time to time, in their absolute discretion, think proper as a reserve to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.
          Section 2. Checks, Drafts or Orders. All checks, drafts, or other orders for the payment of money by or to the corporation and all notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall be determined by resolution of the board of directors or a duly authorized committee thereof.
          Section 3. Contracts. The board of directors may authorize any officer, or any agent, of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.
          Section 4. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.
          Section 5. Inspection of Books and Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal place of business.

          Section 6. Section Headings. Section headings in these bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.
          Section 7. Inconsistent Provisions. In the event that any provision of these bylaws is or becomes inconsistent with any provision of the corporation’s certificate of incorporation, the DGCL or any other applicable law, such provision of these bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.
          Section 8. Certificate of Incorporation. All references in these Bylaws to the certificate of incorporation shall be deemed to refer to the certificate of incorporation of the corporation, as amended or restated and in effect from time to time.
          Section 9. Evidence of Authority. A certificate by the secretary of any assistant secretary as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall, as to all persons who rely on the certificate in good faith, be conclusive evidence of such action.
ARTICLE VII
AMENDMENTS
          Section 1. By the Board of Directors. These bylaws may be amended, altered, or repealed and new bylaws adopted at any meeting of the board of directors by a majority vote. The fact that the power to adopt, amend, alter, or repeal the bylaws has been conferred upon the board of directors shall not divest the stockholders of the same powers.
          Section 2. By the Stockholders. These bylaws may be amended, altered or repealed and new bylaws adopted by the affirmative vote of the holders of a majority of the stock issued and outstanding and entitled to vote.